                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1999, related to the consolidated financial statements of Thomas Group, Inc. and subsidiaries appearing in the 1998 Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


BDO SEIDMAN, LLP


Dallas, Texas
April 1, 1999


                                       48